REDWOOD TRUST REPORTS THIRD QUARTER FINANCIAL RESULTS AND ANNOUNCES PLANNED TRANSITION TO A C-CORPORATION
MILL VALLEY, CA – Redwood Trust, Inc. (NYSE:RWT; "Redwood," the "Company"), a leader in expanding access to housing for homebuyers and renters, today reported its financial results for the quarter ended September 30, 2026.
Strategic Update
•In a separate press release issued today, Redwood announced its plan to transition to a C-corporation in 2027 to align corporate strategy with business structure and enhance shareholder value
•The transition is expected to result in an initial $0.73–$0.77 per share increase in GAAP book value(1) in the fourth quarter of 2026, while providing greater flexibility to retain and reinvest earnings. The full announcement is available on Redwood’s website at https://www.redwoodtrust.com/investor-relations/news-events/press-releases

•Separately, the Company announced that it has upsized its secured financing facility with CPP Investments and Stone Point Credit, extending the maturity date to March 2030 and further strengthening financing flexibility
Third Quarter 2026 Highlights
•Book value performance reflects Core Segment profitability, significant progress resolving assets in the Legacy Investment Segment, and dividends paid amid market volatility
◦GAAP book value per common share declined 4.9% to $6.56 at September 30, 2026, compared to $6.90 per share at June 30, 2026
◦Consolidated GAAP net loss was $(0.39) per basic and diluted common share. Non-GAAP Earnings Available for Distribution ("EAD")* was $(0.02) per share, and Non-GAAP Core Segments EAD* was $0.18 per share
▪The difference between consolidated GAAP results and EAD primarily reflects investment fair value changes related to dispositions within Legacy Investments
•Mortgage Banking(2) platforms maintained attractive returns while accelerating pipeline distribution. These platforms generated a 26% annualized non-GAAP return on capital ("ROC")*, their ninth consecutive quarter above 20%
◦Mortgage Banking production of $6.6 billion, compared to $8.0 billion in the second quarter 2026
▪Mortgage Banking platforms generated GAAP net income of $27.0 million, as compared to $40.1 million in the second quarter 2026
▪Distributed $8.8 billion of loans across our Mortgage Banking platforms through securitizations, whole loan sales and joint ventures, significantly reducing inventory exposure(3)
•Maintained strong liquidity through proactive financing and distribution initiatives. Redwood ended September with $201 million of cash and cash equivalents and warehouse line utilization of 37% of total capacity(4)
•Technology investments delivered measurable productivity gains and positive investment returns. Continue to drive AI adoption across the organization, with AI-enabled automation now generating approximately 28,300 hours of annualized time savings, a 20% increase from the second quarter. Additionally, RWT Horizons' venture investment portfolio contributed $4.9 million of positive fair value changes during the quarter, driven by unrealized gains and monetizations across our Real Estate Technology and AI investments
Q4 2026 Business Priorities
•Accelerate Legacy Investment resolutions to improve GAAP earnings. Capital allocated to Legacy Investments has declined approximately 75% over the past year to $116 million at September 30, 2026. Additional resolutions are expected during the fourth quarter, with the objective of materially reducing the associated earnings and financing burden beginning Q1 2027
•Prioritize corporate deleveraging while positioning for a lower long-term cost of capital. Opportunistic repurchases of unsecured debt at an attractive discount will be prioritized, while reshaping overall unsecured debt capital structure over time as obligations become callable
•Renew foundation for organic book value growth. Greater earnings retention, reduced cash income taxes, continued Legacy Investment resolutions and disciplined expense management are expected to support more stable growth beginning in Q1 2027, without relying on a recovery in mortgage market activity
“The third quarter of 2026 was among the most challenging for our industry since the onset of the COVID-19 pandemic. We prioritized liquidity while maintaining strong returns in mortgage banking,” said Christopher Abate, Chief Executive Officer of Redwood Trust. “We distributed $8.8 billion of mortgage loans during the quarter, while continuing to serve our seller network. In aligning our corporate structure with our business model going forward, we can leverage our competitive advantages and continue growing market share—a major strategic priority as housing inventory for sale hits multi-year highs and the need for purchase-money mortgages potentially rises."

	Three Months Ended
	9/30/2026	6/30/2026
Financial Performance
Book Value per Common Share	$6.56	$6.90
Economic Return on Book Value (5)	(2.3)%	(0.6)%

Net Loss per Basic Common Share	$(0.39)	$(0.03)
EAD per Basic Common Share*	$(0.02)	$0.15
Core Segments EAD per Basic Common Share*	$0.18	$0.25

Dividends per Common Share	$0.18	$0.18
Q3 2026 Segment Highlights (6)

GAAP Segment Net Loss Results Summary
($ in millions)
	Three Months Ended
	9/30/2026	6/30/2026
Core Segments:
Mortgage Banking Platforms:(2)
Sequoia Mortgage Banking	$32.3	$31.6
Aspire Mortgage Banking	(5.4)	7.3
CoreVest Mortgage Banking	0.1	1.2
Total Mortgage Banking Platforms	$27.0	$40.1

Redwood Investments	(4.4)	0.7
Total Core Segments	$22.6	$40.8

Legacy Investments	(45.0)	(23.3)
Total Reportable Segments	$(22.4)	$17.5
Corporate/Other	(24.9)	(20.4)
Total GAAP Net Loss	$(47.3)	$(2.9)
Mortgage Banking Platforms(2)
•Total Mortgage Banking platforms(2) GAAP net income of $27.0 million, compared to $40.1 million in the second quarter 2026
•Generated 26% annualized Mortgage Banking ROC*
Sequoia Mortgage Banking(6)
•Locked $5.1 billion of loans in the third quarter(7), with gain on sale margin of 113 basis points, above the Company’s target range, compared to 92 basis points in the second quarter 2026
•Products outside of traditional 30-year fixed rate totaled 36% of lock volume - including ARMs, medical professional loans, Agency NOO, CES and HELOCs
•Continued to demonstrate best-in-class distribution capabilities through securitizations, whole-loan sales and transfers to joint ventures
◦Ten securitizations totaling $5.8 billion(3)(8), including the first securitization issued out of our Castlelake joint venture
◦$738 million in whole loan sales including transactions executed with two new bank partners

◦Transferred $1.2 billion of loans to our Castlelake joint venture, illustrating the continued ramp of our capital-efficient growth strategy
•Cost per loan of 20 basis points in the third quarter 2026(9), compared to 17 basis points in the second quarter 2026
Aspire Mortgage Banking(6)
•Locked $1.1 billion of loans in the third quarter, a 45% decrease from $2.1 billion in the prior quarter(7) amid greater pressure from higher rates and wider spreads
◦At September 30, 2026, Aspire maintained an active network of over 165 sellers
•Aspire’s third quarter margins were pressured by lower hedge effectiveness on positions held at the start of the quarter amid a sharp rise in rates, extended loan distribution timelines, and wider non-QM securitization spreads
•Distributed $1.3 billion of loans through a combination of securitizations ($904 million) and whole loan sales ($386 million)
◦Completed the fourth and fifth transactions under the SPIRE shelf
◦Advanced operational work for our previously announced Aspire-focused joint venture, with anticipated utilization beginning mid-Q4 2026
CoreVest Mortgage Banking(6)
•Funded $406 million of loans (74% bridge and 26% term) in the third quarter, relatively flat from the second quarter 2026, as higher rates weighed on the term loan pipeline while bridge fundings increased 35%
•Distributed $427 million of newly originated loans through sales to joint ventures ($244 million), replenishments of bridge-loan securitizations ($113 million), and whole loan sales ($70 million)
•Began transitioning servicing of non-securitized bridge loans to our new servicing partner, with the goal of expanding its servicing role across the platform over time and further reducing servicing costs
Redwood Investments
•Generated a segment GAAP net loss of $(4.4) million in the third quarter 2026, compared to segment GAAP net income of $0.7 million in the second quarter 2026
◦Results included $4.9 million of investment fair value changes, net, from our RWT Horizons portfolio, which positively contributed to segment earnings for the third consecutive quarter. This was offset by fair value declines across our retained investment portfolio, driven by the sharp increase in benchmark interest rates and spread-widening during the third quarter 2026
•Redwood Investments Non-GAAP recourse leverage ratio* of 0.9x at September 30, 2026, unchanged from June 30, 2026

Legacy Investments
•Segment GAAP net loss of $(45.0) million in the third quarter 2026, relative to a segment GAAP net loss of $(23.3) million in the second quarter 2026
◦Includes the impact of over $200 million of completed or expected near-term loan resolutions since June 30, 2026, net interest expense and portfolio management costs, and unrealized fair value changes on our HEI portfolio
◦Capital allocated to Legacy Investments declined approximately 75% over the past year, to $116 million at September 30, 2026 (7% of total capital)
•Legacy Investments Non-GAAP recourse leverage ratio* of 4.0x at September 30, 2026
Capital and Financing
•Unrestricted cash and cash equivalents of $201 million at September 30, 2026, compared to $192 million at June 30, 2026
•Total excess warehouse financing capacity of $6.5 billion at September 30, 2026(10)
•Recourse debt of $4.2 billion at September 30, 2026 compared to $4.5 billion at June 30, 2026(11)
◦Non-GAAP recourse leverage ratio* of 5.2x, compared to 5.0x at June 30, 2026
•Liquidity and liability management remained central priorities during the quarter
◦Completed a $205 million convertible notes offering at a 7% coupon; use of proceeds included repayment of approximately 40% of our convertible debt maturing in June 2027
◦Repurchased 9.2 million shares of common stock for $34 million, including $20 million concurrent with the convertible notes offering, resulting in approximately $0.25 per share of book value accretion
◦Maintained board authorization to continue repurchasing unsecured corporate debt; we intend to prioritize opportunistic repurchases at attractive discounts, supported by greater earnings retention under our C-corporation transition plan

_____________________
*Represents a non-GAAP financial measure. Refer to "Non-GAAP Financial Measures" section for additional information.
1.Deferred tax asset ("DTA") estimate of $85 - $90 million based on financial results as of September 30, 2026, and 116.5 million outstanding common shares.
2.Mortgage Banking or Mortgage Banking platforms refers to the combined performance or data related to Sequoia Mortgage Banking, Aspire Mortgage Banking and CoreVest Mortgage Banking segments. Production consists of loan locks from Sequoia Mortgage Banking and Aspire Mortgage Banking, as well as loan fundings from CoreVest Mortgage Banking.
3.Distributions include securitizations across Sequoia, Aspire, and CoreVest mortgage banking platforms. Sequoia includes securitizations of previously retained investments from Sequoia securitizations as well as securitizations that were issued and called within the reporting period.
4.Warehouse line utilization is calculated as outstanding borrowings divided by total warehouse line capacity, and includes warehouse lines at our joint ventures.
5.Economic return on book value is based on the period change in GAAP book value per common share plus dividends declared per common share in the period.
6.Beginning in the first quarter of 2026, we revised our segment reporting to (i) present Aspire Mortgage Banking as a new reportable segment separate from our Sequoia Mortgage Banking segment and (ii) allocate corporate financing costs and debt to our combined Mortgage Banking platforms (consisting of Sequoia, Aspire and CoreVest Mortgage Banking) and our Redwood Investments and Legacy Investments segments. This change had no impact on the consolidated financial statements and all prior period amounts were conformed to the current presentation.
7.Lock volume represents loans identified for purchase from loan sellers. Lock volume does not account for potential fallout from pipeline that typically occurs through the lending process.
8.Includes $639 million of loans securitized through our Castlelake joint venture.
9.Cost per loan for the Sequoia Mortgage Banking segment is calculated as general and administrative expenses and loan acquisition costs of this segment divided by loan purchase commitments of this segment.
10.Includes $2.4 billion of excess warehouse capacity at our joint ventures.
11.At September 30, 2026, and June 30, 2026, recourse debt excluded $25.1 billion and $23.4 billion, respectively, of consolidated securitization debt (ABS issued and servicer advance financing), other liabilities and other debt that is non-recourse to Redwood, and tangible stockholders' equity excluded $28 million and $30 million, respectively, of goodwill and intangible assets.

Third Quarter 2026 Redwood Review and Supplemental Tables Available Online
A further discussion of Redwood's business and financial results is included in the third quarter 2026 Shareholder Letter and Redwood Review which are available under "Financial Info" within the Investor Relations section of the Company’s website at redwoodtrust.com/investor-relations. Additional supplemental financial tables can also be found within this section of the Company's website.
Conference Call and Webcast
Redwood will host an earnings call today, November 3, 2026, at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time to discuss its third quarter 2026 financial results. The number to dial in order to listen to the conference call is 1-877-423-9813 in the U.S. and Canada. International callers must dial 1-201-689-8573. A replay of the conference call will be available from 9:00 p.m. Eastern Time / 6:00 p.m. Pacific Time on Tuesday, November 3, 2026, through 11:59 p.m. Eastern Time / 8:59 p.m. Pacific Time on Tuesday, November 17, 2026. To access the replay, dial 1-844-512-2921 domestically or 1-412-317-6671 internationally and enter passcode 13763407.
The conference call will be webcast live in listen-only mode through the News & Events section of Redwood’s Investor Relations website at https://www.redwoodtrust.com/investor-relations/news-events/events. To listen to the webcast, please go to Redwood's website at least 15 minutes before the call to register and to download and install any audio software needed. An audio replay of the call will also be available on Redwood's website following the call. Redwood plans to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission by Monday, November 9, 2026, and also make it available on Redwood’s website.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Three Months Ended
($ in millions, except share and per share data)	9/30/26	6/30/26

Net Interest Income	$40.6	$32.1
Non-interest income
Mortgage banking activities, net	8.9	32.1
Investment fair value changes, net	(38.1)	(22.5)
HEI (loss) income, net	(3.7)	2.8
Servicing income, net	3.5	2.6
Fee income, net	2.2	3.0
Other income, net	3.5	6.0
Realized (losses) gains, net	(4.0)	—
Total non-interest income, net	$(27.7)	$23.9
General and administrative expenses	(38.5)	(38.2)
Portfolio management costs	(11.0)	(7.0)
Loan acquisition costs	(6.6)	(6.0)
Other expenses	(7.0)	(4.7)
Benefit from (Provision for) income taxes	4.6	(1.1)
Net loss	$(45.5)	$(1.1)
Dividends on preferred stock	(1.8)	(1.8)
Net loss related to common stockholders	$(47.3)	$(2.9)

Weighted average basic common shares (thousands)	124,122	125,333
Weighted average diluted common shares (thousands) (2)	124,122	125,333
Net loss per basic common share	$(0.39)	$(0.03)
Net loss per diluted common share	$(0.39)	$(0.03)
Regular dividends declared per common share	$0.18	$0.18

(1)Certain totals may not foot due to rounding.
(2)Actual shares outstanding (in thousands) at September 30, 2026 and June 30, 2026 were 116,498 and 125,607, respectively.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)
($ in millions, except share and per share data)	9/30/26	6/30/26

Residential consumer loans	$25,173	$23,639
Residential investor loans	2,760	3,125
Real estate securities	470	481
Home equity investments (HEI)	326	340
Servicing investments	293	291
Strategic investments	113	97
Cash and cash equivalents	201	192
Other assets	1,063	654
Total assets	$30,399	$28,818

Asset-backed securities issued, net	$24,155	$22,516
Debt obligations, net	4,717	4,957
Other liabilities	696	412
Total liabilities	$29,568	$27,884
Stockholders' equity	831	934
Total liabilities and equity	$30,399	$28,818

Common shares outstanding at period end (thousands)	116,498	125,607
GAAP book value per common share	$6.56	$6.90
(1)Certain totals may not foot due to rounding.

Segment Financial Information(1)(2)
	Three Months Ended September 30, 2026
(In Millions)	Sequoia Mortgage Banking	Aspire Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Legacy Investments	Total
Interest income	$66.8	$24.0	$2.9	$349.6	$2.8	$446.2
Interest expense	(39.4)	(17.4)	(2.1)	(330.6)	(16.1)	(405.6)
Net interest income (expense)	27.5	6.7	0.8	18.9	(13.3)	40.6
Non-interest income (loss)
Mortgage banking activities, net	11.6	(9.0)	6.4	—	—	8.9
Investment fair value changes, net	—	—	0.3	(16.0)	(22.4)	(38.1)
HEI income (loss), net	—	—	—	0.5	(4.1)	(3.7)
Servicing Income, net	—	0.1	—	3.4	—	3.5
Fee Income, net	—	—	1.3	0.9	—	2.2
Other income, net	0.6	—	0.2	1.9	0.8	3.5
Total non-interest income, net	12.2	(8.9)	8.2	(9.3)	(25.8)	(23.7)
General and administrative expenses	(6.1)	(2.7)	(7.5)	(0.7)	—	(17.0)
Portfolio management costs	—	—	—	(4.3)	(6.6)	(11.0)
Loan acquisition costs	(2.7)	(1.1)	(2.7)	—	—	(6.6)
Other expenses	—	—	(2.0)	(4.9)	—	(7.0)
Benefit from (Provision for) income taxes	2.4	0.8	3.4	(3.6)	1.0	4.0
Preferred Dividends	(0.8)	(0.1)	(0.1)	(0.4)	(0.3)	(1.8)
Net Income (Loss)	$32.3	$(5.4)	$0.1	$(4.4)	$(45.0)	$(22.4)
Reconciling Items - Corporate/Other
Realized (losses), net						$(4.0)
General and administrative expenses						(21.5)
Benefit from income taxes						0.6
Net (loss) related to common stockholders						$(47.3)

Total Assets - Reportable Segments	$1,749.6	$887.9	$294.3	$26,383.4	$898.2	$30,213.4
Total Assets - Corporate/Other						185.6
Total Assets						$30,399.0

	Three Months Ended June 30, 2026
(In Millions)	Sequoia Mortgage Banking	Aspire Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Legacy Investments	Total
Interest income	$58.4	$18.1	$3.5	$301.7	$3.3	$385.0
Interest expense	(31.1)	(14.5)	(2.2)	(291.6)	(13.7)	(353.2)
Net interest income (expense)	27.3	3.6	1.3	10.2	(10.4)	31.9
Non-interest income (loss)
Mortgage banking activities, net	12.9	9.2	9.9	—	—	32.1
Investment fair value changes, net	—	—	—	(10.2)	(12.3)	(22.5)
HEI income, net	—	—	—	0.5	2.3	2.8
Servicing Income, net	—	—	—	2.6	—	2.6
Fee Income, net	—	—	2.5	0.5	—	3.0
Other income, net	—	—	(0.2)	5.2	1.0	6.0
Total non-interest income, net	12.9	9.2	12.2	(1.4)	(9.0)	23.9
General and administrative expenses	(6.1)	(2.8)	(7.7)	(0.9)	—	(17.5)
Portfolio management costs	—	—	—	(3.4)	(3.6)	(7.0)
Loan acquisition costs	(2.1)	(1.1)	(2.8)	—	—	(6.0)
Other expenses	—	—	(2.0)	(2.3)	(0.4)	(4.7)
Benefit from (Provision for) income taxes	0.1	(1.4)	0.3	(0.6)	0.3	(1.3)
Preferred Dividends	(0.5)	(0.2)	(0.1)	(0.8)	(0.2)	(1.8)
Net Income (Loss)	$31.6	$7.3	$1.2	$0.7	$(23.3)	$17.5
Reconciling Items - Corporate/Other
Interest Income						$0.2
General and administrative expenses						(20.7)
Benefit from income taxes						0.2
Net (loss) related to common stockholders						$(2.9)

Total Assets - Reportable Segments	$2,236.4	$835.2	$320.7	$24,322.0	$915.6	$28,629.9
Total Assets - Corporate/Other						188.3
Total Assets						$28,818.2
(1)Certain totals may not foot due to rounding.
(2)Prior period amounts have been conformed to reflect the updated segment structure and allocation of corporate financing costs, enabling comparability with the current period presentation.

Non-GAAP Financial Measures
To supplement consolidated and segment financial information prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also provides the following non-GAAP measures:
•Earnings Available for Distribution (“EAD”)
•EAD Return on Equity ("EAD ROE")
•EAD per Basic Common Share
•Core Segments Earnings Available for Distribution (“Core Segments EAD”)
•Core Segments EAD Return on Equity ("Core Segments EAD ROE")
•Core Segments EAD per Basic Common Share
•Mortgage Banking Return on Capital ("ROC")
•Redwood Investments Recourse Leverage Ratio
•Legacy Investments Recourse Leverage Ratio
•Recourse Leverage Ratio
Management believes these non-GAAP measures provide useful supplemental information to investors and management in evaluating the Company’s operating performance, facilitating comparisons to industry peers, and assessing the current income-generating capacity of the Company’s operating platforms as of the period presented. These measures also assist in evaluating the Company’s ongoing transition to a more mortgage banking focused business model, including the wind-down of legacy portfolio holdings within the Legacy Investments segment.
These non-GAAP measures should not be utilized in isolation, nor should they be considered as an alternative to GAAP net income (loss) available (related) to common stockholders, or other measurements of results of operations computed in accordance with GAAP or for federal income tax purposes.
EAD, EAD ROE and EAD per Basic Common Share
EAD, EAD ROE and EAD per basic common share are non-GAAP financial measures that the Company has historically reported and continues to use to present management’s non-GAAP analysis of the operating performance of the Company’s different business segments.
EAD is defined as GAAP net income (loss) available (related) to common stockholders, adjusted to (i) exclude investment fair value changes, net; (ii) exclude realized gains and losses; (iii) exclude acquisition-related expenses; (iv) exclude certain organizational restructuring charges, as applicable; and (v) reflect a hypothetical income tax adjustment associated with these items.
EAD ROE is defined as EAD divided by average common equity.
EAD per basic common share is calculated as EAD divided by the basic weighted average number of common shares outstanding during the period.
Core Segments EAD, Core Segments EAD ROE and Core Segments EAD per Basic Common Share
Core Segments EAD, Core Segments EAD ROE and Core Segments EAD per basic common share are non-GAAP measures and are used to present management’s non-GAAP analysis of the combined performance of the Company’s mortgage banking platforms and related investments (which are defined as the "Core Segments" and which consist of the Company’s Sequoia Mortgage Banking, Aspire Mortgage Banking, CoreVest Mortgage Banking and Redwood Investments segments), inclusive of an allocated portion of the Company’s Corporate segment relating to those Core Segments. Core Segments EAD excludes the Company’s Legacy Investments segment and excludes an allocated portion of the Company’s Corporate segment relating to the Legacy Investments segment.

Core Segments EAD is defined as: GAAP net income (loss) available (related) to common stockholders adjusted to (i) exclude GAAP net loss from the Legacy Investments Segment, (ii) exclude the portion of the Corporate Segment allocation relating to the Legacy Investments segment, (iii) exclude investment fair value changes, net; (iv) exclude realized gains and losses; (v) exclude acquisition-related expenses; (vi) exclude certain organizational restructuring charges (as applicable); and (vii) adjust for the hypothetical income taxes associated with these adjustments.
Core Segments EAD ROE is calculated as Core Segments EAD divided by the average capital utilized by the Core Segments during the period, which represents management’s internal estimate of the average economic capital allocated to support Core Segments activities. Average capital utilized by the Core Segments was $738 million and $737 million for the three months ended September 30, 2026 and June 30, 2026, respectively.
Core Segments EAD per basic common share is calculated as Core Segments EAD divided by the basic weighted average number of common shares outstanding during the period.
Mortgage Banking Return on Capital ("ROC")
ROC for the combined Mortgage Banking platforms is a non-GAAP measure calculated as annualized net income for the Company’s combined Mortgage Banking platforms, divided by the average capital utilized by the combined Mortgage Banking platforms for the period. Average capital utilized represents management’s internal estimate of the average capital deployed to support the activities of these platforms and was $422 million and $485 million for the three months ended September 30, 2026 and June 30, 2026, respectively.
Redwood Investments Recourse Leverage Ratio
Redwood Investments recourse leverage ratio is defined as recourse debt at Redwood Investments divided by capital invested. At September 30, 2026 recourse debt excludes $24.3 billion of consolidated securitization debt (ABS issued and servicer advance financing), other liabilities and other debt at Redwood Investments that is non-recourse to Redwood. Capital invested in our Redwood Investments segment at September 30, 2026 was $875 million.
Legacy Investments Recourse Leverage Ratio
Legacy Investments recourse leverage ratio is defined as recourse debt at Legacy Investments divided by capital invested. At September 30, 2026 recourse debt excludes $239 million of consolidated securitization debt (ABS issued), other liabilities and other debt at Legacy Investments that is non-recourse to Redwood. Capital invested in our Legacy Investments segment at September 30, 2026 was $116 million.
Recourse Leverage Ratio
Recourse leverage ratio is defined as recourse debt divided by capital invested. At September 30, 2026 and June 30, 2026 recourse debt excludes $25.1 billion and $23.4 billion, respectively, of consolidated securitization debt (ABS issued), other liabilities and other debt that is non-recourse to Redwood. Capital invested at September 30, 2026 and June 30, 2026 was $803 million and $904 million, respectively.

Non-GAAP Disclosures (continued)

Reconciliation of GAAP to Non-GAAP EAD – Third Quarter 2026 (1)

	Three Months Ended September 30, 2026
($ in millions)	Sequoia Mortgage Banking	Aspire Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Total Core Segments*	Legacy Investments	Corporate/Other (2)	Total
GAAP Net Income (Loss)	$32.3	$(5.4)	$0.1	$(4.4)	$22.6	$(45.0)	$(24.9)	$(47.3)
EAD Adjustments:
Investment fair value changes, net (3)	—	—	—	16.0	16.0	22.4	—	38.4
Realized (gains)/losses, net (4)	—	—	—	—	—	—	4.0	4.0
Acquisition related expenses (5)	—	—	2.0	—	2.0	—	—	2.0
Tax effect of adjustments (6)	—	—	(0.5)	2.0	1.5	—	—	1.5
Non-GAAP EAD*	$32.3	$(5.4)	$1.6	$13.5	$42.1	$(22.6)	$(20.9)	$(1.4)
Adjustment for allocation of Corporate segment (2)	(8.5)	(2.0)	(0.9)	(7.3)	(18.7)	(2.3)	20.9	—
Non-GAAP EAD* with Allocated Corporate Segment	$23.8	$(7.4)	$0.7	$6.2	$23.4	$(24.9)	$—	$(1.4)

GAAP Net Income (loss)								$(47.3)
EAD*								$(1.4)
Core Segments EAD*								$23.4

GAAP Net Income (loss) per Basic Common Share								$(0.39)
EAD per Basic Common Share*								$(0.02)
Core Segments EAD per Basic Common Share*								$0.18

Return on Equity ("ROE") (annualized) (7)								(22.8)%
EAD ROE (annualized)*								(0.7)%
Core Segments EAD ROE (annualized)*								12.7%
* Represents a non-GAAP financial measure. Refer to prior "Non-GAAP Financial Measures" section for additional information.

Non-GAAP Disclosures (continued)

Reconciliation of GAAP to non-GAAP EAD – Second Quarter 2026 (1)

	Three Months Ended June 30, 2026
($ in millions)	Sequoia Mortgage Banking	Aspire Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Total Core Segments*	Legacy Investments	Corporate/Other (2)	Total
GAAP Net Income (Loss)	$31.6	$7.3	$1.2	$0.7	$40.8	$(23.3)	$(20.4)	$(2.9)
EAD Adjustments:
Investment fair value changes, net (3)	—	—	—	10.2	10.2	12.3	—	22.5
Realized (gains)/losses, net (4)	—	—	—	—	—	—	—	—
Acquisition related expenses (5)	—	—	2.0	—	2.0	—	—	2.0
Tax effect of adjustments (6)	—	—	(0.4)	(0.9)	(1.3)	—	—	(1.3)
Non-GAAP EAD*	$31.6	$7.3	$2.8	$10.0	$51.7	$(11.0)	$(20.4)	$20.3
Adjustment for allocation of Corporate segment (2)	(7.5)	(1.9)	(1.0)	(7.3)	(17.7)	(2.7)	20.4	—
Non-GAAP EAD* with Allocated Corporate Segment	$24.1	$5.4	$1.8	$2.7	$34.0	$(13.7)	$—	$20.3

GAAP Net Income (loss)								$(2.9)
EAD*								$20.3
Core Segments EAD*								$34.0

GAAP Net Income (loss) per Basic Common Share								$(0.03)
EAD per Basic Common Share*								$0.15
Core Segments EAD per Basic Common Share*								$0.25

Return on Equity ("ROE") (annualized) (7)								(1.3)%
EAD ROE (annualized)*								9.6%
Core Segments EAD ROE (annualized)*								18.5%
* Represents a non-GAAP financial measure. Refer to prior "Non-GAAP Financial Measures" section for additional information.
1.Certain totals may not foot due to rounding.
2.Allocation of Corporate Segment is based on the average capital utilized by the segment during the period, which represents management’s internal estimate of the average economic capital allocated to support the activities of each segment.
3.Investment fair value changes, net includes all amounts within that same line item in our consolidated statements of (loss) income that are attributable to each segment, which primarily represents both realized and unrealized gains and losses on our investments held in each segment and associated hedges. Realized and unrealized gains and losses on our HEI investments are reflected in a separate line item on our consolidated income statements titled "HEI (loss) income, net."
4.Realized (gains)/losses, net includes all amounts within that line item on our consolidated statements of (loss) income that are attributable to each segment.
5.Acquisition related expenses include transaction costs paid to third parties, as applicable, and the ongoing amortization of intangible assets related to the Riverbend and CoreVest acquisitions.
6.Tax effect of adjustments represents the hypothetical income taxes associated with EAD adjustments used to calculate each segment's EAD.
7.ROE consists of consolidated GAAP net income annualized divided by average common equity for the period.

About Redwood Trust
Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit where we provide liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms, whole-loan distribution activities, joint ventures and our publicly traded shares. We operate through three core residential housing-focused operating platforms — Sequoia, Aspire, and CoreVest — alongside our complementary Redwood Investments portfolio which is primarily composed of assets we source through these platforms. Redwood Investments also includes RWT Horizons®, our unified technology platform spanning internal AI innovation and strategic investments across the ecosystem, which supports our efforts to develop an AI-first operating model that enables compounding operational leverage and scalable growth. This reflects how we manage and organize our business and may differ from the manner in which our reportable segments are presented for financial reporting purposes.

Our goal is to provide attractive returns to shareholders through earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. Redwood Trust is internally managed and is currently structured as a real estate investment trust ("REIT") for tax purposes. The Company has announced a plan to transition to a C-corporation beginning with its 2027 tax year. For more information about Redwood, please visit our website at www.redwoodtrust.com or connect with us on LinkedIn.

Cautionary Statement; Forward-Looking Statements:

This press release and the related conference call contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding Redwood's plan to transition to a taxable C-corporation in 2027 and the expected $0.73 - $0.77 per share increase in GAAP book value in the fourth quarter of 2026 associated with such transition, Redwood's Q4 2026 business priorities, including expected resolutions in the Legacy Investment segment during the fourth quarter and reductions in the associated earnings and financing burden beginning in Q1 2027, prioritization of opportunistic repurchases of unsecured debt at attractive discounts, and a return to organic book value growth beginning in Q1 2027, and the expected timing for the filing of Redwood's Quarterly Report on Form 10-Q. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, opportunities, or intentions. Important factors that could cause actual results to differ materially include, among others: Redwood’s fourth quarter 2026 financial results; the outcome of final tax and accounting determinations, including the measurement of deferred taxes and any valuation allowance; changes in tax laws; limitations on Redwood’s ability to use its net operating loss carryforwards and other tax attributes; and the risk that the expected benefits of the transition are not realized. These forward-looking statements are also subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2025 under the caption “Risk Factors." Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACTS
Investor Relations
Phone: 866-269-4976
Email: investorrelations@redwoodtrust.com